UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (847) 932-7900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                         Entry into a Material Definitive Agreement.

On March 16, 2015, AbbVie Inc., a Delaware corporation (the “Company”), entered into Amendment No. 1 (the “Amendment”) to the Revolving Credit Agreement, dated as of August 18, 2014, by and among the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”).

Among other matters, the Amendment increases the maximum ratio of consolidated total debt to consolidated EBITDA permitted under Section 5.03 of the Credit Agreement upon the closing of the Company’s previously announced pending acquisition of Pharmacyclics, Inc., to (i) for the last day of each fiscal quarter ending prior to December 31, 2015, 4.875:1.00, (ii) for the last day of each fiscal quarter ended on or after December 31, 2015 and prior to June 30, 2016, 4.75:1.00, (iii) for the last day of each fiscal quarter ending on or after June 30, 2016 and prior to June 30, 2017, 4.25:1.00, and (iv) for the last day of each fiscal quarter ending on or after June 30, 2017, 3.75 to 1.00.

The Credit Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 21, 2014.  A copy of the Amendment is included herein as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to Revolving Credit Agreement, dated as of March 16, 2015, by and among AbbVie Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABBVIE INC.

Date: March 20, 2015	By:	/s/ William J. Chase
	Name:	William J. Chase
	Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 1 to Revolving Credit Agreement, dated as of March 16, 2015, by and among AbbVie Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto